Exhibit 99.1

ZEBRA TECHNOLOGIES BOARD APPROVES ADDITIONAL $1 BILLION SHARE REPURCHASE AUTHORIZATION

LINCOLNSHIRE, Ill., May 17, 2022 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced the company’s Board of Directors has authorized the repurchase of $1 billion shares of Zebra Technologies Corporation Common Stock. This authorization augments the previous $1 billion purchase authorization which was announced on July 30, 2019.

“Zebra’s prospects to drive sustainable, profitable growth as we digitize and automate our customers’ operations have never been brighter. Our strong balance sheet and free cash flow profile provide us the flexibility to return capital to shareholders while continuing to pursue organic and inorganic investment opportunities that advance our Enterprise Asset Intelligence vision. We have returned more than $800 million of capital to our shareholders via share repurchases since July 2019,” stated Anders Gustafsson, Zebra’s Chief Executive Officer. “This action underscores our Board’s confidence in Zebra’s ability to drive value creation and gives us a total of nearly $1.2 billion of authorization, providing us ample flexibility to prioritize capital allocation.”
Repurchases may be made through a variety of methods, which may include open market purchases executed at the discretion of management and 10b5-1 plans. The repurchase authorization does not have an expiration date and may be amended, suspended, or discontinued by the company’s Board of Directors at any time.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.
These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on our business and results of operations. Our ability to purchase sufficient materials, parts, and components as well as our ability to provide services and software to meet customer demand could negatively impact our results of operations and customer relationships. Profits and profitability may be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an impact on results. Foreign exchange rates, customs duties and trade policies may have an effect on financial results because of the large percentage of our international sales. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

ABOUT ZEBRA TECHNOLOGIES
Zebra (NASDAQ: ZBRA) empowers organizations to thrive in the on-demand economy by making every front-line worker and asset at the edge visible, connected and fully optimized. With an ecosystem of more than 10,000 partners across more than 100 countries, Zebra serves customers of all sizes – including 94% of the Fortune 100 – with an award-winning portfolio of hardware, software, services and solutions that digitize and automate workflows. Supply chains are more dynamic, customers and patients are better served, and workers are more engaged when they utilize Zebra innovations that help them sense, analyze and act in real time. Zebra recently expanded its industrial automation portfolio with its Fetch Robotics acquisition and increased its machine vision and AI software capabilities with the acquisitions of Adaptive Vision and antuit.ai. Zebra is #25 on Newsweek’s inaugural list of America’s 100 Most Loved Workplaces and #79 on Forbes’ list of America’s 500 Best Midsize Employers. Learn more at www.zebra.com or sign up for news alerts. Follow Zebra’s Your Edge blog, LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Investor Contact:
Michael Steele, CFA, IRC
Vice President, Investor Relations
Phone: + 1 847 793 6707
msteele@zebra.com

Media Contact:
Therese Van Ryne
Senior Director, External Communications
Phone: + 1 847 370 2317
therese.vanryne@zebra.com

ZEBRA and the stylized Zebra head are trademarks of Zebra Technologies Corporation, registered in many jurisdictions worldwide. All other trademarks are the property of their respective owners. ©2022 Zebra Technologies Corporation and/or its affiliates. All rights reserved.